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                                                                    EXHIBIT 10.1

TERMS & CONDITIONS

These Terms & Conditions (the "Terms & Conditions") are agreed to and accepted this 17/th/ day of January 1999, by Fitch, Inc., an Ohio corporation ("Fitch"), and ECO-AIRE, a corporation ("Client"), and shall govern Fitch's provision of any and all design and consulting services described in any written proposal signed and dated by Fitch and accepted in writing by Client (a "Proposal"), the terms of which are incorporated by reference herein.

1.   Services Rendered

     Fitch shall render to Client certain specific design and consulting services (the "Work") described in a particular Proposal. Fitch shall not be obligated to provide any services (including data storage and retrieval services) or to perform any other work for Client's benefit except as expressly and specifically described in a Proposal.

2.   Payment

     A.   Fees and Expenses

          In exchange for the Work, Fitch shall be entitled to receive from Client the fees and expenses set forth in the Proposal. Fees and expenses for additional work or time expenditures caused by Client, Client's agents or contractors, substantial work changes requested by Client, or other circumstances beyond Fitch's control must be agreed upon by both parties before further work proceeds.

     B.   Payment Terms

          All fees and expenses payable by Client will be billed monthly and payable within 30 days of the date of the invoice. A monthly late-charge of 1.5% of the billed amount will be added to any unpaid accounts more than 30 days past due. Prior to commencement of the Work, an initial payment of 50% of the total professional fees payable under the Proposal (predetermined or estimated) will be required.

3.   Intellectual Property

     For the purposes of this section, "Intellectual Property Rights" shall mean any and all patent, copyright, trademark, service mark, and trade name rights associated with or relating to the property described.

     A.   Transfer of Rights

          Upon Fitch's receipt of payment in full of all amounts due and owing to Fitch for performance of the Work (or, when applicable, portions of the Work), (i) Client shall have an exclusive, perpetual, worldwide, royalty-free license to use the final designs and recommendations furnished by Fitch to Client in the performance of such work and accepted by Client, including, but not limited to, any and all drawings, artwork, computer software,
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prototypes, or other physical embodiments of such final designs and recommendations, and any and all Intellectual Property Rights associated therewith, in connection with the particular purposes and field of use specified in the Proposal, and (ii) Fitch hereby grants such license to Client, specifically reserving for itself and its assignees all other rights in and to the work, including any and all Intellectual Property Rights associated with the Work and not licensed to Client hereunder.

     B.   Protection of Client's Rights

          Client shall have the sole responsibility to secure for itself statutory protection for its Intellectual Property Rights in the Work. Fitch agrees to cooperate with client in the preparation and execution of all documents necessary to secure such protections, upon payment in full of all amounts due and owing to Fitch under the Proposal; provided, however, that Client shall promptly pay or reimburse fitch for any and all expenses reasonably incurred by Fitch in connection with its cooperation.

     C.   Non-Infringement of Rights of Third Parties

          Client shall have sole responsibility for conducting patent, copyright, trademark, and service mark searches and any other investigations required in order to ensure that the Work, or any portion thereof, does not and will not infringe upon or violate any Intellectual Property Rights of any third party. Fitch represents and warrants to Client that it has no knowledge that the Work (or any portion thereof) infringes or will infringe upon any Intellectual Property Rights of a third party. Client shall have sole responsibility to take all steps necessary to ensure that its use of the Work neither exceeds the uses permitted by the Intellectual Property Rights in the Work owned or licensed by Client hereunder nor infringes upon the Intellectual Property Rights of any third parties.

4.   Termination

     The Work may be terminated by either party at any time upon 15 days' written notice to the ocher party. Upon any such termination of the Work, Fitch shall be entitled to receive reimbursement for all expenses actually incurred, and compensation for all services actually rendered, on an hourly basis (where the Proposal indicates an hourly fee) or a percentage-of-completion basis (where the Proposal indicates a predetermined fee).

5.   Confidentiality

     "Confidential Information" shall mean information disclosed by one party to the other party which, at the time of first disclosure, is marked "CONFIDENTIAL" if disclosed in tangible form, or clearly identified as confidential by the disclosing party if disclosed in intangible form. Confidential Information shall not include any information that is: (i) available to the public, other than as a result of a breach of this agreement; (ii) rightfully received from a third party not in breach of any obligation of confidentiality; (iii) independently developed by a party without recourse to Confidential Information of the other party; or (iv) known to the recipient prior to the time of first disclosure. Each party agrees, for a period of two (2) years from the date of the
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Proposal, not to disclose any Confidential Information received from the other party to any third party, except: (i) as may be necessary in performing any work to be performed by Fitch for Client pursuant to the Proposal or other agreement;
(ii) as required by law; or (iii) as otherwise agreed between the parties. Each party shall take reasonable care to safeguard the confidentiality of Confidential Information in its possession, which care shall not be less than the degree of care used to prevent disclosure of its own confidential information.

6.   Indemnification

     A.   Indemnification of Client by Fitch

          For a period of three years from the date of the Proposal to which Client's claim for indemnification relates, Fitch shall indemnify and hold Client harmless from and against any and an liabilities, damages, suits, actions, claims, costs, losses, or expenses (including reasonable attorneys' fees) arising out of and directly attributable to the performance of the Work or any breach of the Proposal or the Terms & Conditions by Fitch, including, but not limited to, a breach of any of the representations, warranties, covenants, or agreements contained in Section 3 hereof, or the gross negligence of Fitch in the performance of the Work; provided, however, that (i) the foregoing indemnification obligations shall no[ apply to any such liabilities, damages, suits, actions, claims, costs, losses, or expenses arising out of or relating in any way to any act or omission by Client or any third party, and (ii) the maximum amount of Fitch's liability to Client under this paragraph A shall be limited to the total amount of compensation paid by Client to Fitch for performance of the Work to which Client's claim for indemnification relates. Client shall provide reasonable notice to Fitch of any claim asserted against Client that may give rise to a claim for indemnification hereunder and Client will provide reasonable assistance to Fitch as necessary for Fitch to defend any such claim.

     B.   Indemnification of Fitch by Client

          Except as specified in paragraph A above, Client shall indemnify, defend, and hold Fitch harmless from and against any and A liabilities, damages, suits, actions, claims, costs, losses, or expenses (including reasonable attorneys' fees), arising out of or relating in any way to the Work, the Proposal, and/or the Terms & Conditions. Fitch shall provide reasonable notice to Client of any claim asserted against Fitch that may give rise to a claim for indemnification hereunder and Fitch will provide reasonable assistance to Client as necessary for Client to defend any such claim.

7.   Responsibility for Materials

     In connection with the Work, Fitch shall neither be responsible for nor guarantee any fabric, material, software component, product, or article against wearing, fading, or latent defects.

8.   Attribution
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     Upon Client's introduction of the Work into the public domain, and without implying that Client has endorsed Fitch in any way, Fitch shall have the right to acknowledge its involvement in the Work in any and all public relations, marketing, advertising or ocher promotional activities engaged in by Fitch. For this limited purpose, Fitch shall have the right to make reasonable use of Client's name, as well as likenesses of such portions of the Work as Client has introduced into the public domain.

9.   Dispute Resolution

     Any dispute between the parties which arises out of or relates in any way to the work, the proposal, the Terms & Conditions, and/or the alleged non-existence, breach, or subject matter thereof (a "Dispute"), shall be governed by the internal laws of the State of Ohio, without reference to its conflicts of laws provisions. The maximum amount of Fitch's liability to Client in connection with a Dispute shall be limited to the total amount of professional fees paid by Client to Fitch under the proposal. Disputes in which the amount in controversy does not exceed fifty thousand dollars ($50,000) shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The fees and expenses of the arbitrator(s) and the administrative fees of the American Arbitration Association shall be shared equally by the parties. Each party shall bear its own costs and expenses (including attorneys' fees).

10.  Miscellaneous

     A.   Waiver

          No waiver of any provision of the Proposal or the Terms & Conditions shall be valid or binding upon the parties unless made in writing and signed on behalf of the parties by their respective duly authorized representatives. The failure of either party to insist upon strict performance of any provision of the proposal or the Terms & Conditions shall not constitute a waiver of the right to insist upon strict performance of the same provision or other provisions in the future.

     B.   Severability

          If any provision of the proposal or the Terms & Conditions shall be held to be illegal, invalid or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     C.   Force Majeure

          Neither party shall be liable for damages for delay or failure to perform any obligation under the Proposal or the Terms & conditions if such delay or failure results directly or indirectly from circumstances beyond the reasonable control of such party.

     D.   Entire Agreement; Modifications and Amendments
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     These Terms & Conditions (including all documents and agreements expressly incorporated by reference and made a part hereof) shall constitute the entire agreement of the parties with respect to the subject matter hereof, and the same shall not be modified or amended except in writing signed by both parties. Client shall not make any modifications or additions to these Terms & Conditions without the express written consent of Fitch. Any such modifications or additions made by Client without Fitch's express written consent shall be null and void.

     IN WITNESS WHEREOF, the parties hereto have agreed to become bound by the Terms & Conditions effective as of the date first above written.

By:                                           Name:  Arthur Eilertson
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                                              Title: SR VP
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                                              Date:  17 JAN 1997
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CLIENT

By:                                           Name:  Jerry Nelson
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                                              Title: VP/Sales & Marketing
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                                              Date:  17 Jan 1997
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